EXHIBIT 21

Subsidiaries of the Registrant

Name	States
National HealthCare Corporation	DE, AL, FL, GA, KY, MO, SC, MA, NH, TN, VA
NHC/Delaware, Inc.	AL, DE, GA, KY, FL, MA, MO, SC, VA, TN
NHC/OP, L.P.	AL, DE, FL, GA, KY, MA, MO, NH, SC, TN, VA
National Health Realty, LLC	DE, AL, FL, IN, MO, SC, TN
Medical Personnel Services, LLC	TN
NHC Delaware Investments Inc.	DE
NHC HealthCare/Lake City, Inc.	FL
NHC HealthCare/Pensacola, Inc.	FL
National Health Corporation	AL, KY, FL, GA, MA, MO, NH, SC, TN, VA
Premier Group Ins. Co. (NHC Ins. Co.)	TN, AL, FL, GA, VA
Premier Plus Insurance Co.	Cayman Islands
National Health Foundation	TN
City Corporation	TN
City Center, Ltd.	TN
Knoxville Health Care Center, L.P.	TN
National Healthcare Center of Fort Oglethorpe, L.P.	TN, GA
Nutritional Support Services, L.P.	TN, AL, FL, MO, SC
Caris HealthCare L.P.	TN
National Hospice, Inc.	TN
NHC HealthCare/Anniston, LLC	AL
NHC Place/Anniston, LLC	AL
NHC HealthCare/Moulton, LLC	AL
NHC HealthCare/Rossville, LLC	GA
Chanute HealthCare Center, LLC	KS
Council Grove HealthCare Center, LLC	KS
Haysville HealthCare Center, LLC	KS
Larned HealthCare Center, LLC	KS
Sedgwick HealthCare Center, LLC	KS
NHC HealthCare/Glasgow, LLC	KY
NHC HealthCare/Madisonville, LLC	KY
Buckley HealthCare Center, LLC	MA
Holyoke HealthCare Center, LLC	MA
John Adams HealthCare Center, LLC	MA
Taunton HealthCare Center, LLC	MA
Charlevoix HealthCare Center, LLC	MO
Columbia HealthCare Center, LLC	MO
Joplin HealthCare Center, LLC	MO
NHC HealthCare/Desloge, LLC	MO
NHC HealthCare/Joplin, LLC	MO
NHC HealthCare/Kennett, LLC	MO
NHC Place/Lake St. Charles, LLC	MO
NHC HealthCare-Macon, LLC	MO
NHC HealthCare/Maryland Heights, LLC	MO
NHC HealthCare-Osage Beach, LLC	MO
NHC HealthCare-Springfield Missouri, LLC	MO
NHC HealthCare/St. Charles, LLC	MO
NHC HealthCare/West Plains, LLC	MO
NHC HealthCare/Town & Country	MO
Heartland HealthCare Center, LLC	NH
Pearl Street HealthCare Center, LLC	NH
Villa Crest HealthCare Center, LLC	NH
Anderson HealthCare Center, LLC	SC
NHC HealthCare/Aiken, LLC	SC
NHC HealthCare/Anderson, LLC	SC
NHC HealthCare/Bluffton, LLC	SC
NHC HealthCare-Charleston, LLC	SC
NHC HealthCare/Clinton, LLC	SC
NHC HealthCare/Garden City, LLC	SC
NHC HealthCare/Greenville, LLC	SC
NHC HealthCare/Greenwood, LLC	SC
NHC HealthCare/Laurens, LLC	SC
NHC HealthCare/Lexington, LLC	SC
NHC HealthCare/Mauldin, LLC	SC
NHC HealthCare/North Augusta, LLC	SC
NHC HealthCare/Parklane, LLC	SC
NHC Place-Charleston, LLC	SC
The Palmettos of Parklane, LLC	SC
AdamsPlace, LLC	TN
NHC at Indian Path, LLC	DE
NHC HealthCare/Athens, LLC	TN
NHC HealthCare/Chattanooga, LLC	TN
NHC HealthCare/Columbia, LLC	TN
NHC HealthCare/Cool Springs, LLC	TN
NHC HealthCare/Dickson, LLC	TN
NHC HealthCare/Farragut, LLC	TN
NHC HealthCare/Franklin, LLC	TN
NHC HealthCare/Hendersonville, LLC	TN
NHC HealthCare/Hillview, LLC	TN
NHC HealthCare/Holston Hills, LLC	TN
NHC HealthCare/Johnson City, LLC	TN
NHC HealthCare/Knoxville, LLC	TN
NHC HealthCare/Lewisburg, LLC	TN
NHC HealthCare/McMinnville, LLC	TN
NHC HealthCare/Milan, LLC	TN
NHC HealthCare/Oakwood, LLC	TN
NHC HealthCare/Pulaski, LLC	TN
NHC HealthCare/Scott, LLC	TN
NHC HealthCare/Sequatchie, LLC	TN
NHC HealthCare/Smithville, LLC	TN
NHC HealthCare/Somerville, LLC	TN
NHC HealthCare/Sparta, LLC	TN
NHC HealthCare/Springfield, LLC	TN
NHC HealthCare-Sumner, LLC	TN
NHC HealthCare/Tullahoma, LLC	TN
The Health Center of Nashville, LLC	TN
The Health Center of Hermitage, LLC	TN
NHC HealthCare/Bristol, LLC	VA
Arizona HealthCare Advisors, LLC	AZ
Georgia HealthCare Advisors, LLC	GA
Hudson HealthCare Advisors, LLC	FL
Kansas HealthCare Advisors, LLC	KS
Kentucky HealthCare Advisors, LLC	KY
Massachusetts HealthCare Advisors, LLC	MA
Missouri HealthCare Advisors, LLC	MO
New Hampshire HealthCare Facilities Advisors, LLC	NH
NHC Homecare Missouri, LLC	MO
NHC Homecare – South Carolina, LLC	SC
South Carolina HealthCare Advisors, LLC	SC
Standifer Place Properties, LLC	TN
Tennessee HealthCare Advisors, LLC	TN